Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:	Agency Contact:
	Marty McDermut	Kirsten Chapman
	Vitesse Semiconductor	LHA
	www.vitesse.com	www.lhai.com
	1.805.388.3700	1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports First Quarter Fiscal Year 2015 Results

•	Revenues of $24.8 million

•	New product revenue of $16.2 million, representing 82% year-to-year growth and 68% of total product revenue in the quarter

•	Opportunities created at new customers were double the rate of fiscal year 2014

•	Record pace for design wins, IoT wins representing 40% of total

CAMARILLO, Calif. ─ February 3, 2015 ─ Vitesse Semiconductor Corporation (Nasdaq: VTSS), a leading provider of IC solutions to advance “Ethernet Everywhere” in Carrier, Enterprise and Internet of Things (IoT) networks, reported its financial results for the first quarter fiscal year 2015, ended December 31, 2014.
“New product revenue continues on a solid trajectory reaching $16.2 million in the quarter, up 82% on a year to year basis. New products now represent 68% of our total product revenue,” said Chris Gardner, CEO of Vitesse. “Our customer profile continues to grow and evolve as our position strengthens in new, adjacent markets such as IoT and storage, which are literally reshaping our business and expanding our market opportunity. Our expanded sales team dramatically increased both opportunities and design wins, more than doubling the number of new customers in the pipeline, setting us on pace for another record year. As Ethernet propagates into new markets, our total addressable market will triple from approximately $1 billion today to over $3 billion by 2020.”

“As anticipated, we saw a meaningful decrease in revenue from our legacy products in the first quarter and expect another smaller decline in the second quarter. These declines will be more than offset by new product revenue growth of 50% to 75% for the full fiscal year. We continue to manage expenses carefully as we move through the transition and remain on target to deliver gross product margins of 60% in fiscal year 2015. All told, the leading indicators of our business are strong and we are well positioned with the technology, products, market position, and customers to capitalize on the exciting growth opportunities we are seeing in the market.”

First Quarter Fiscal Year 2015 Financial Results Summary

•	Total net revenues were $24.8 million, compared to $28.7 million in the fourth quarter of fiscal year 2014 and $27.1 million in the first quarter of fiscal year 2014.

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Product revenues were $24.0 million, compared to $27.0 million in the fourth quarter of fiscal year 2014 and $24.9 million in the first quarter of fiscal year 2014. Revenues by market contributed the following as a percentage of product revenues as compared to the fourth quarter of fiscal year 2014:

•	Carrier networking products: 47.4% versus 45.1%

•	Enterprise networking products: 43.7% versus 39.9%

•	Industrial-IoT networking products: 8.9% versus 15.0%

•	Intellectual property revenues totaled $0.8 million, compared to $1.7 million in the fourth quarter of fiscal year 2014 and $2.2 million in the first quarter of fiscal year 2014.

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Product margins were 58.1%, compared to 60.9% in the fourth quarter of fiscal year 2014 and 57.1% in the first quarter of fiscal year 2014. Total gross margins were 59.4%, compared to 63.1% in the fourth quarter of fiscal year 2014 and 60.6% in the first quarter of fiscal year 2014.

•	Operating expenses were $18.9 million, compared to operating expenses of $18.8 million in the fourth quarter of fiscal year 2014 and $18.6 million in the first quarter of fiscal year 2014.

•	Operating loss was $4.2 million, compared to operating loss of $0.7 million in the fourth quarter of fiscal year 2014 and $2.2 million in the first quarter of fiscal year 2014.

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Non-GAAP operating loss was $2.2 million, compared to non-GAAP operating income of $1.0 million in the fourth quarter of fiscal year 2014 and non-GAAP operating loss of $0.9 million in the first quarter of fiscal year 2014.

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Net loss was $5.0 million, or $0.07 per basic and fully diluted share. This compares to net loss of $2.5 million, or $0.04 per basic and fully diluted share, in the fourth quarter of fiscal year 2014, and net loss of $5.4 million, or $0.09 per basic and fully diluted share, in the first quarter of fiscal year 2014.

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Non-GAAP net loss was $3.1 million, or $0.04 per basic and fully diluted share, compared to non-GAAP net loss of $0.8 million, or $0.01 per basic and fully diluted share, for the fourth quarter of fiscal year 2014, and non-GAAP net loss of $2.4 million, or $0.04 per basic and fully diluted share, in the first quarter of fiscal year 2014.

Balance Sheet Data at December 31, 2014 as Compared to September 30, 2014

•	Cash and restricted cash were $33.4 million, compared to $72.7 million, reflecting the $32.8 million debt repayment in October 2014.

•	Accounts receivable was $10.1 million, compared to $10.9 million.

•	Inventories were $15.7 million, compared to $12.8 million.
Financial Outlook
For the second quarter of fiscal year 2015, ending March 31, 2015, Vitesse expects revenues to be in the range of $24.0 million to $26.0 million and product margins to be between 58% and 61%. GAAP operating expenses are expected to be between $17.5 million and $18.5 million.
February 3, 2015 Conference Call Information
A conference call is scheduled for today, February 3, 2015, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to review financial results for the first quarter of fiscal year 2015. To listen to the conference call via telephone, dial 888.312.3048 (U.S. toll-free) or 719.325.2244 (International) and provide the passcode 8306732. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.
The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 8306732. The audio replay will be available for seven days.
About Vitesse
Vitesse (Nasdaq: VTSS) designs a diverse portfolio of high-performance semiconductors, application software, and integrated turnkey systems solutions for Carrier, Enterprise and Internet of Things (IoT) networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Enterprise Cloud Access, and Industrial-IoT Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.
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Vitesse is a registered trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its second quarter of fiscal year 2015, potential new markets for the Company’s products and size of addressable markets, and anticipated new product, design win and new customer growth in fiscal year 2015. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K that was filed on December 4, 2014, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP operating expenses, GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP operating expenses from GAAP operating expenses, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude loss on extinguishment of debt. Stock-based compensation charges, amortization of intangible assets, and loss on extinguishment of debt represent charges that recur in amounts unrelated to the Company’s operations.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, operating expenses, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, and loss on extinguishment of debt, please see our Form 10-Q for the quarterly period ended December 31, 2014 and Form 10-K for the year ended September 30, 2014.

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	September 30, 2014
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$31,745	$71,903
Accounts receivable	10,081	10,850
Inventories	15,705	12,792
Restricted cash	1,608	794
Prepaid expenses and other current assets	2,170	1,047
Total current assets	61,309	97,386
Property, plant and equipment, net	2,913	2,858
Other intangible assets, net	1,811	1,476
Other assets	1,511	3,104
	$67,544	$104,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,947	$6,814
Accrued expenses and other current liabilities	9,548	12,472
Current portion of debt, net	—	32,727
Deferred revenue	6,302	4,902
Total current liabilities	23,797	56,915
Other long-term liabilities	225	234
Long-term debt, net	16,508	16,417
Convertible subordinated debt, net	—	—
Total liabilities	40,530	73,566
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 68,426 and 67,703 shares outstanding at December 31, 2014 and September 30, 2014, respectively	684	677
Additional paid-in-capital	1,925,774	1,924,984
Accumulated deficit	(1,899,444)	(1,894,403)
Total stockholders’ equity	27,014	31,258
	$67,544	$104,824

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended
	December 31,	September 30,	December 31,
	2014	2014	2013
Net revenues:	(in thousands, except per share data)
Product revenues	$23,969	$27,007	$24,863
Intellectual property revenues	786	1,664	2,220
Net revenues	24,755	28,671	27,083
Costs and expenses:
Cost of product revenues	10,053	10,571	10,676
Engineering, research and development	11,337	10,869	10,679
Selling, general and administrative	7,415	7,792	7,854
Amortization of intangible assets	100	93	88
Costs and expenses	28,905	29,325	29,297
Loss from operations	(4,150)	(654)	(2,214)
Other expense:
Interest expense, net	818	1,521	1,704
Loss on extinguishment of debt	—	—	1,594
Other, net	28	28	61
Other expense, net	846	1,549	3,359
Loss before income tax expense (benefit)	(4,996)	(2,203)	(5,573)
Income tax expense (benefit)	45	282	(202)
Net loss	$(5,041)	$(2,485)	$(5,371)

Net loss per common share - basic and diluted	$(0.07)	$(0.04)	$(0.09)
Weighted average common shares outstanding - basic and diluted	67,974	67,580	57,610

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

	Three Months Ended
	December 31,	September 30,	December 31,
	2014	2014	2013
	(in thousands, except per share data)
UNAUDITED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
GAAP net loss	$(5,041)	$(2,485)	$(5,371)
Adjustments:
Stock-based compensation charges	1,831	1,609	1,265
Amortization of intangible assets	100	93	88
Loss on extinguishment of debt	—	—	1,594
Total GAAP to non-GAAP adjustments	1,931	1,702	2,947
Non-GAAP net loss	$(3,110)	$(783)	$(2,424)
Net loss per common share - basic and diluted:
GAAP net loss per common share	$(0.07)	$(0.04)	$(0.09)
Adjustments	0.03	0.03	0.05
Non-GAAP net loss per common share	$(0.04)	$(0.01)	$(0.04)

UNAUDITED RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP (LOSS) INCOME FROM OPERATIONS
GAAP loss from operations	$(4,150)	$(654)	$(2,214)
Adjustments:
Stock-based compensation charges	1,831	1,609	1,265
Amortization of intangible assets	100	93	88
Total GAAP to non-GAAP adjustments	1,931	1,702	1,353
Non-GAAP (loss) income from operations	$(2,219)	$1,048	$(861)

UNAUDITED RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
GAAP operating expenses:
Engineering, research and development	$11,337	$10,869	$10,679
Selling, general and administrative	7,415	7,792	7,854
Amortization of intangible assets	100	93	88
Total GAAP operating expenses	18,852	18,754	18,621
Adjustments:
Stock-based compensation charges	1,601	1,405	1,081
Amortization of intangible assets	100	93	88
Total GAAP to non-GAAP adjustments	1,701	1,498	1,169
Non-GAAP operating expenses	$17,151	$17,256	$17,452